SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2004

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Item 5. Other Events

        On April 16, 2004, PPL Electric Utilities Corporation, a subsidiary of PPL Corporation, announced the completion of its offer to repurchase for cash any and all of its $110 million outstanding principal amount of First Mortgage Bonds, 6-1/2% Series due 2005 (the "Tender Offer"). A copy of the press release announcing the completion of the Tender Offer is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
	99.1 -	Press Release, dated April 16, 2004, announcing the completion of the Tender Offer.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ Mark D. Woods Mark D. Woods Controller

PPL ELECTRIC UTILITIES CORPORATION
By:	/s/ Mark D. Woods Mark D. Woods Controller

Dated: April 19, 2004